Exhibit 5.1

GERSTEN SAVAGE LLP                                       600 Lexington Avenue
                                                         New York, NY 10022-6018
                                                         T: 212-752-9700
                                                         F: 212-980-5192
                                                         INFO@GERSTENSAVAGE.COM
                                                         WWW. GERSTENSAVAGE.COM

                                 August 11, 2009

Business Outsourcing Services, Inc.
1001 SW 5th Avenue, Suite 1100
Portland, Oregon 97204
United States

Gentlemen:

     We have acted as counsel to Business Outsourcing Services, Inc., a Nevada corporation (the "Company") in connection with its filing of a registration statement on Form S-1/A (Amendment No. 3) (the "Registration Statement") covering 700,000 shares of common stock $0.001 par value (the "Common Stock") to be sold by selling shareholders ("Selling Shareholders").

     In our capacity as counsel to the Company, we have examined the copies of the Company's Certificate of Incorporation and By-laws, and the registration statement and all exhibits thereto.

     With respect to factual matters, we have relied upon statements and certificates of officers of the Company. We have also reviewed such other matters of law and examined and relied upon such other documents, records and certificates as we have deemed relevant hereto. In all such examinations we have assumed conformity with the original documents of all documents submitted to us as conformed or photostatic copies, the authenticity of all documents submitted to us as originals and the genuineness of all signatures on all documents submitted to us.

     In addition to the foregoing, we have also relied as to matters of fact upon the representations made by the Company and their representatives and upon representations made by the Selling Shareholders. In addition, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

     On the basis of the  foregoing,  we are of the  opinion  that the shares of
Common  Stock  covered  by  this   Registration   Statement  have  been  validly
authorized, legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our Firm in the Prospectus included therein under the caption "Legal Matters". In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 (the "Act") or the rules and regulations of the Commission promulgated thereunder, nor do we admit that we
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are experts with respect to any part of the Registration Statement or prospectus within the meaning of the term "expert" as defined in Section 11 of the Act or the rules and regulations promulgated thereunder.

                                Very truly yours,


                                /s/ Gersten Savage, LLP
                                ----------------------------------
                                Gersten Savage, LLP